                           ORYX ENERGY COMPANY

                  DIRECTORS' DEFERRED COMPENSATION PLAN





                                      AMENDED AND RESTATED SEPTEMBER 7, 1995

                                ARTICLE I

                               DEFINITIONS


1.1 CASH UNIT is the entry in a Deferred Compensation Account of a credit equal to one dollar.

1.2 COMMITTEE means the Compensation Committee of the Board of Directors of the Company.

1.3  COMPANY means Oryx Energy Company.

1.4 COMPENSATION means those fees and retainers earned by a Director in his or her capacity as a Director.

1.5 DEFERRED COMPENSATION ACCOUNT with respect to any Participant means the total amount of the Company's liability for payment of deferred compensation to the Participant under this Plan.

1.6  DIRECTOR means a member of the Board of Directors of the Company.

1.7 INTEREST EQUIVALENT is the entry in a Deferred Compensation Account of an interest credit with respect to a Cash Unit, the interest factor being equal to the quarterly rate of return from the Stable Value Fund of the Oryx Energy Company Capital Accumulation Plan.

1.8 PARTICIPANT means a Director who has elected to defer the receipt of Compensation in accordance with the terms of this Plan.

1.9 PLAN means the Directors' Deferred Compensation Plan set forth herein and as it may be amended from time to time.

1.10 SHARE means a share of the Company's authorized voting common stock and any share or shares of stock of the Company hereafter issued or issuable in substitution or exchange for each such share.

1.11 SHARE UNIT is the entry in a Deferred Compensation Account of a credit equal to one Share.

                                  ARTICLE II

                      DEFERRAL OF DIRECTORS' COMPENSATION


2.1 ELECTION TO DEFER - A Director may elect to defer all or a portion of his or her Compensation by filing a written election with the Committee on forms prescribed by the Committee. Such election must include the following: (a) percentage of Compensation to be deferred; (b) a designation of beneficiary as set forth in Article V, and (c) an irrevocable election of a method of payment as set forth in Article IV. Except as noted below in Section 2.3, any such election shall apply only to Compensation to be earned in the calendar year beginning after the effective date of the election (or in the balance of the calendar year following such election in the case of a new Director).

2.2 AMOUNT OF DEFERRAL - The amount of Compensation to be deferred in any year shall be designated by the Participant as a percentage of the Director's Compensation in multiples of 5% but shall not be less than 10%.

2.3 TIME OF ELECTION - Except as otherwise determined by the Committee in its sole discretion, and except as noted below, a separate election to defer must be filed and received by the Committee by the end of the year preceding the year in which the Compensation is earned. A new Director may also elect to defer Compensation prior to the commencement of his or her term in office. Any election by a Participant with respect to Compensation in a given year will not preclude a different action with respect to Compensation in subsequent years.

                                  ARTICLE III

                         DEFERRED COMPENSATION ACCOUNTS

3.1 CREATION OF DEFERRED COMPENSATION ACCOUNTS - Compensation deferred hereunder shall be credited to a Deferred Compensation Account established by the Company for each Participant.

3.2 CREDITING CASH UNITS - Cash Units shall be credited to a Participant's Deferred Compensation Account at the time Compensation would otherwise have been paid had no election to defer been made.

3.3 CREDITING INTEREST EQUIVALENTS - As additional deferred compensation for Participants with Cash Units credited to their Deferred Compensation Accounts, the Company shall credit the Participant's Deferred Compensation Account on a quarterly basis with an Interest Equivalent.

3.4 DIRECTOR WITH SHARE UNITS - A Director with Share Units credited to his or her Deferred Compensation Account, as provided by the Plan prior to its amendment on May 1, 1991 to prohibit further deferrals in the form of Share Units, shall retain his or her Share Units and any provisions of the Plan with respect to Share Units prior to the effective date of this restatement of the Plan are incorporated herein by reference and shall continue to apply to the deferral of Share Units as if said provisions were fully stated herein.

                                   ARTICLE IV

                        PAYMENT OF DEFERRED COMPENSATION


4.1 TIME OF PAYMENT - All payments of a Participant's Deferred Compensation Account shall be made at, or shall commence on, the first day of the calendar year selected by the Participant in accordance with the terms of this Section and Section 2.1. The date on which payment will commence must be designated by the Director. The Director may elect to defer the receipt of his or her Compensation to (a) the first day of any year which is at least 1 (one) year after the year in which the Compensation is earned; or (b) the first day of the year following (i) the year he or she retires as a Director; (ii) the termination of his or her Board membership; or (iii) the date of his or her death. The benefit commencement date may not be later than the third calendar year following the attainment of mandatory retirement age for Directors.
     Upon the death of a Director or former Director prior to the final payment of all amounts credited to his or her Account, the balance of the Deferred Compensation Account shall be paid in accordance with
     Article V commencing on the first day of the calendar year following the year of death.

4.2 METHOD OF PAYMENT - Participant shall have the option of selecting either a one payment schedule or a series of annual installments (not exceeding
     10), provided such election is irrevocable and made at the date of deferral. Participant shall receive in cash all deferred compensation credited to such Participant's Deferred Compensation Account.

                                    ARTICLE V

                           DESIGNATION OF BENEFICIARIES

The Participant shall name a beneficiary to receive any payments due him or her at the time of his or her death, with the right to change such beneficiary at anytime. In case of a failure of designation or the death of the designated beneficiary without a designated successor, distribution shall be made to the person or persons designated as beneficiary in the designation most recently filed under the Oryx Energy Company Directors Group Life Insurance Plan, or if no such designation has been made or the Participant is not participating in such plan, the surviving spouse of a deceased Participant, or, if there is no surviving spouse, the children of the Participant in equal shares (the share of any child who predeceases the Participant to go in equal shares to the issue of such deceased child), or if there is no surviving spouse, children or issue of such children, the estate of the Participant. No designation of beneficiaries shall be valid unless in writing signed by the Participant, dated and filed with the Committee. Upon the Participant's death, any balance in the Participant's Deferred Compensation Account is payable under the method and form elected by the Participant or in such other manner as the Committee may determine in its sole discretion.

                                  ARTICLE VI

                              SOURCE OF PAYMENTS


All payments of deferred compensation shall be paid in cash from the general funds of the Company and the Company shall be under no obligation to segregate any assets in connection with the maintenance of a Deferred Compensation Account, nor shall anything contained in this Plan nor any action taken pursuant to the Plan create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and Participant. Title to the beneficial ownership of any assets, whether cash or investments, which the Company may designate to pay the amount credited to the Deferred Compensation Account shall at all times remain in the Company and Participant shall not have any property interest whatsoever in any specific assets of the
Company.   Participant's interest in the Deferred Compensation  Account shall be limited to the right to receive payments pursuant to the terms of this Plan and such rights to receive shall be no greater than the right of any other unsecured general creditor of the Company.

                                  ARTICLE VII

                            NONALIENATION OF BENEFITS

Participant shall not have the right to sell, assign, transfer or otherwise convey or encumber in whole or in part the right to receive any payment under this Plan except in accordance with Article V.

                                  ARTICLE VIII

                               ACCEPTANCE OF TERMS

The terms and conditions of this Plan shall be binding upon the heirs, beneficiaries, and other successors in interest of Participant to the same extent that said terms and conditions are binding upon the Participant.

                                   ARTICLE IX

                            ADMINISTRATION OF THE PLAN

The Plan shall be administered by the Committee which may make such rules and regulations and establish such procedures for the administration of this Plan as it deems appropriate. In the event of any dispute or disagreements as to the interpretation of this Plan or of any rule, regulation or procedure or as to any questioned right or obligation arising from or related to this Plan, the decision of the Committee shall be final and binding upon all persons. The Committee may delegate any or all of its powers, duties, or authority under this Plan to any person the Committee deems appropriate.

                                  ARTICLE X

                          TERMINATION AND AMENDMENT

The Plan may be terminated or amended at anytime by the Board of Directors of Oryx Energy Company provided, however, that no such amendment or termination shall adversely affect the rights of Participants or their beneficiaries with respect to amounts credited to Deferred Compensation Accounts prior to such amendment or termination, without the written consent of the Participant.

                                  ARTICLE XI

                                 CONSTRUCTION

In the case any one or more of the provisions contained in this Plan shall be invalid, illegal or unenforceable in any respect, the remaining provisions shall be construed in order to effectuate the purposes hereof and the validity, legality, and enforceability of the remaining provisions con-tained herein shall not in anyway be affected or impaired thereby.

                                  ARTICLE XII

                                 GOVERNING LAW

This Plan shall be construed in accordance with and governed by the laws of the State of Texas.

                                 ARTICLE XIII

                                EFFECTIVE DATE

This Plan was originally effective on November 15, 1989. As amended and restated herein, it shall be effective on September 7, 1995.

                                       ORYX ENERGY COMPANY


                                       By:  /s/  FRANCES G. HEARTWELL
                                          --------------------------------